Exhibit 99.4

WPX has announced plans to combine with Devon in a merger of equals. The strategic combination will make the combined company one of the largest unconventional oil producers in the U.S.

This merger offers enhanced scale, improved margins, higher free cash flow and leverages our operational strengths. Below are some answers to questions that might be on your mind.

RATIONALE

1.	Why did WPX choose to merge with Devon?

Put simply, scale. We have long respected each other and believe our two companies are highly complementary. Like us, they are Oklahoma-based and an industry-leader focused on the exploration, development and production of oil and gas. By combining our highly complementary assets across multiple basins, Devon will be a leader in the industry and the third largest oil producer in the U.S. The scale of our combined Delaware Basin acreage creates a world-class position in the region with a multi-decade inventory of high-return opportunities. Both companies also have a values-driven culture.

2.	Why didn’t we simply continue to go it alone?

There’s strength in numbers, right? That’s the case here. The industry and investor landscape are changing all around us. Doing something bold positions the combined company to compete more effectively on both fronts. What we’ve faced in 2020 made us re-examine our future and the course we needed to take to create value for shareholders. The new company can prioritize free cash flow and leverage higher margins and an expanded production base to accomplish its financial goals.

3.	I thought we were doing ok. What changed?

In a word, 2020. Prior to the impact from various challenges this year on our industry (including COVID and the Saudi/Russian price war), oil prices and the demand for the products we make, we had a lot of momentum. Our new 5-year vision for shareholders we introduced in November 2019 was well received by Wall Street. And our subsequent acquisition of Felix accelerated our ability to achieve it. However, stagnation in our stock price, consolidation in our sector, and the need to amass more scale became very apparent during the year in order to continue to retain and attract investors.

4.	Is this really a merger of equals?

Yes, although it may not feel like it given the name, the location of the headquarters and the potential impact on jobs. From a business standpoint, however, it’s logical and makes a lot of sense. It’s also a unique opportunity for two Oklahoma companies to come together to create more scale, reduce risk and find new ways to retain and attract shareholder interest. The market cap (value) for both companies was similar, and the combined company will feature leaders from both Devon and WPX on its board and its senior management team.

EMPLOYMENT

1.	What does this mean for employees?

It’s going to take some time to get clarity around the future of your role. The combined company will integrate people and processes from WPX and Devon, but jobs will be impacted – the extent of which is not yet known. WPX employees who are ultimately affected will receive a severance package from the WPX Energy Severance Pay Plan which provides extra benefits associated with a Change In Control. WPX employees in the field may be less susceptible to reductions vs. natural redundancies in both companies’ Tulsa and Oklahoma City offices.

2.	When will I know if my position will be impacted?

It’s too early to say. Please keep in mind the process of merging is just beginning and that Devon and WPX remain two separate companies until closing. However, in the upcoming weeks, a transition team will be established to identify an integration plan for each area, including potential team composition. The plan is to make as many of these decisions as possible by the time the transaction is scheduled to close. Even if a role is eliminated after closing, it’s entirely possible that you may be needed to support the integration period for several months.

3.	Will members of WPX’s management be joining the new company?

Yes. Rick is slated to be the CEO of the combined company. WPX’s Clay Gaspar and Dennis Cameron will be joining Devon’s executive leadership team, too. WPX XLT members who are not part of the combined company will still support transition efforts. Decisions regarding other levels of leadership and staffing will be made as the new organization begins to take shape.

4.	The press release mentioned G&A cost savings. Will there be reductions to Devon positions, too?

Yes, it’s very possible. Staffing decisions will be based on a thoughtful review of the capabilities and skills needed to achieve the go-forward strategic objectives. Both Devon and WPX are committed to a timely integration of the two companies with open, honest communication.

BENEFITS

1.	Are my WPX benefits still valid?

Yes, for right now. Devon and WPX remain two separate companies until the transaction closes. Our annual enrollment coming up in October is on schedule, as well.

2.	What happens to our AIP (bonus program)?

Our 2020 AIP metrics that were updated earlier this year remain in effect. Any potential payout still depends on a variety of factors, including our performance vs. our targets and the discretion of our board of directors. Other factors, including the timing of closing the merger, may also affect the amount or process by which an AIP is paid. There’s also a provision in the WPX Energy Severance Pay Plan that guarantees a minimum payout for employees whose jobs are impacted – but that may not come into play if the merger closes, as planned, in early 2021.

3.	Will the combined company base their go-forward benefits on Devon’s or WPX’s plans?

At a high level, the benefits of both companies are comparable. Detailed comparisons will take time and any potential changes will be based on market-driven, competitive benefits strategies.

4.	Will there be a change to the current Flexible Workplace practices, 9/80 schedules or working from home arrangements?

No. Devon and WPX remain two separate companies until closing. Please continue to coordinate your work arrangements with your supervisor. As previously communicated, remote work arrangements remain available to WPX employees through October 16 at this point and may be extended based on an evaluation of cases in our area.

CIVIC PRESENCE AND SUPPORT

1.	Can I still submit matching gift requests?

Yes. Our program is still available. Employees are eligible for up to $10,000 in matching gifts per year to qualified non-profits. Details and the online form are available here. There are also provisions in the merger agreement for community giving in Tulsa. Those details will be worked out during the integration process.

2.	What about our United Way campaign that’s under way?

Our community relations function will discuss options with our United Way partners, particularly the Tulsa Area United Way which is the primary recipient of our annual campaign. Obviously, the ultimate results of an employee pledge could be impacted by their employment status in 2021. One option for WPX employees to consider is doing a 1-time gift in January instead of a recurring payroll deduction throughout 2021. Any existing payroll deductions in 2020 are not impacted by the news. You can also change any 2021 pledges that you already made if you prefer to cancel a pledge or change it to a 1-time gift.

3.	What’s going to happen to our new office that we’re building in Greenwood?

Construction is progressing, with “topping out” (reaching its full height) anticipated for April. There are multiple options to leverage our project in downtown Tulsa to still create an anchor benefitting Greenwood and The Arts District. Some of these options may even arise prior to closing the merger. In the meantime, a “wrap” commemorating Black Wall Street designed by two artists is being created and will be displayed around the perimeter of the construction site starting in the fourth quarter.

4.	Will the combined company have any remaining presence in Tulsa?

The headquarters for the combined company will be in Oklahoma City. Obviously, this news signals significant change for Tulsa. How that shakes out is too early to tell, but occupying our new building is an unlikely scenario.

WHAT’S NEXT?

1.	How soon can WPX employees interact with Devon employees?

The merger is expected to close in the first quarter of 2021. Until then, both companies will continue to operate independently. WPX employees should not interact with Devon employees unless directed by a member of the transition team.

2.	What do I say if I’m asked about the transaction?

Consistent with our policy, if you receive any inquiries from the media or are confronted by a reporter in your community, please refer them to Kelly Swan at 539-573-4944. Inquiries from analysts or investors should be referred to David Sullivan at 539-573-9360. We do not have clarity for suppliers or vendors at this point regarding whether their services will be needed after the projected closing. As for social media, please review our guidance. Consider how anything you express may inadvertently represent WPX both positively or negatively. Always be respectful of others online.

3.	Where can employees obtain additional information? Who can I contact if I have more questions?

If you have any additional questions, please reach out to your leader or HR business partner. Just keep in mind they’re hearing this information for the first time, as well, and don’t have any additional details now. Also, feel free to submit questions not answered here. Additional updates and information will be posted on XSite as it becomes available.

4.	What should I focus on amidst this uncertainty?

In a nutshell, our results and each other. The financial value of this merger depends upon the ongoing execution of both companies. Our potential 2020 AIP payout also is influenced by our performance against our targets. We all still have vital roles and responsibilities that are needed to keep our business running safely and smoothly. We also care about each other, which is part of what makes WPX special. Please support each other, knowing that your colleagues may react to this news in a variety of ways. WPX also offers a 24/7 confidential Employee Assistance Program at 866-248-4094 that can provide counseling services.

Forward-Looking Information

This report includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this report that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, the volatility of oil, natural gas and NGL prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; drilling risks; environmental risks; political or regulatory changes; and disruptions to general economic conditions, including disruptions attributable to pandemics such as the COVID-19 pandemic. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this report are made as of the date of this report. WPX does not undertake and expressly disclaims any obligation to update the forward-looking statements as a result of new information, future events or otherwise. Investors are urged to consider carefully the disclosure in our filings with the Securities and Exchange Commission.

Important Additional Information Regarding the Transaction Will Be Filed With the SEC

In connection with the proposed merger (the “Proposed Transaction”) of Devon and WPX, Devon will file with the SEC a registration statement on Form S-4 to register the shares of Devon Common Stock to be issued in connection with the Proposed Transaction. The registration statement will include a document that serves as a prospectus of Devon and a proxy statement of each of Devon and WPX (the “joint proxy statement/prospectus”), and each party will file other documents regarding the Proposed Transaction with the SEC. INVESTORS AND SECURITY HOLDERS OF DEVON AND WPX ARE ADVISED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DEVON, WPX, THE PROPOSED TRANSACTION AND RELATED MATTERS. A definitive joint proxy statement/prospectus will be sent to the stockholders of each of Devon and WPX when it becomes available. Investors and security holders will be able to obtain copies of the registration statement and the joint proxy statement/prospectus and other documents containing important information about Devon and WPX free of charge from the SEC’s website when it becomes available. The documents filed by Devon with the SEC may be obtained free of charge at Devon’s website at www.devonenergy.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Devon by requesting them by mail at Devon, Attn: Investor Relations, 333 West Sheridan Ave, Oklahoma City, OK 73102. The documents filed by WPX with the SEC may be obtained free of charge at WPX’s website at www. www.wpxenergy.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from WPX by requesting them by mail at WPX, Attn: Investor Relations, P.O. Box 21810, Tulsa, OK 74102.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from its security holders with respect to the transaction. Information about these persons is set forth in the Company’s proxy statement relating to its 2020 Annual Meeting of Stockholders, as filed with the SEC on March 31, 2020 and subsequent statements of changes in beneficial ownership on file with the SEC. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the Company’s security holders generally, by reading the joint proxy statement, any registration statement and other relevant documents regarding the transaction, which will be filed with the SEC.

No Offer or Solicitation

This document is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.